AGREEMENT OF EMPLOYMENT
                            -----------------------

THIS AGREEMENT OF EMPLOYMENT ("Agreement") is effective as of October __, 2001 (the "Effective Date"), and is by and between Ultimate Security Systems Corporation, a Nevada corporation ("Employer" or "Company"), and James K. Cooper ("Executive").
                                   AGREEMENT
                                   ---------

THE MUTUAL COVENANTS, PROMISES, UNDERTAKINGS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT, AND OTHER GOOD AND VALUABLE CONSIDERATION ARE A SUBSTANTIVE PART OF THIS AGREEMENT. THE SUFFICIENCY OF THE CONSIDERATION IS ACKNOWLEDGED AND RECEIVED WITH THE INTENT OF BEING LEGALLY AND EQUITABLY OBLIGATED, THEREFORE, THE PARTIES DO HEREBY COVENANT, PROMISE, AGREE, REPRESENT AND WARRANT AS FOLLOWS:
                                   ARTICLE I.
                                   ----------

                                   DEFINITIONS
For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I.

SECTION 1.0 "AGREEMENT" -- employment agreement with an effective date of October __, 2001 between Employer and Executive.

SECTION 1.1 "BASE SALARY" -- One Hundred Twenty Thousand Dollars
($120,000) per annum less applicable deductions and withholdings.

SECTION 1.2 "BASIC COMPENSATION" -- remuneration received by Executive from Employer in the form of base salary and benefits.

SECTION 1.3 "BOARD" or "Board of Directors"-- Employer's Board of Directors.

SECTION 1.4 "CAUSE" -- termination for "Cause" shall mean termination because of
Executive's:




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(i) gross incompetence;
(ii) willful gross misconduct resulting in economic harm to Employer or its affiliates or that brings discredit to Employer's or Employer's affiliates' reputation;
(iii) insubordination , or failure to follow directions of the Board of Directors that are consistent with Executive's duties pursuant to this Agreement;
(iv) final, nonappealable conviction of a felony involving moral turpitude; or
(v) material breach of any provision of this Agreement.

Section 1.5 "Confidential Information" -- information, regardless of manner of documentation, used in Employer's and Employer's affiliates' business and:

(i)any and all trade secrets concerning the business and affairs of the Company, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs, including object code and source code, computer software and database technologies, systems, structures and architectures, and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information, of the Company and any other information, however documented, of the Company that is a trade secret within the meaning of applicable law;

(ii)any and all information concerning the business and affairs of the Company, including historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials; and

(iii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for the Company containing or based, in whole or in part, on any information included in the foregoing.

Confidential Information shall not include:
(i) information already in Executive's possession prior to the date of this Agreement unless acquired or obtained from Employer or its affiliates or pursuant to a confidentiality agreement;

(ii) information obtained or was previously obtained by the Executive from a third Person who, insofar as is known to the Executive after reasonable inquiry, is permitted to transmit the information to Executive by contractual, legal or fiduciary obligation to Employer or its affiliates; or

(iii)information that is, or becomes, generally available to the public other than as a result of a direct or indirect disclosure by the Executive.



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SECTION 1.6 "DATE OF TERMINATION" -- the date on which Notice of Termination is sent or given pursuant to this Agreement.

SECTION 1.7 "DISABILITY" -- Executive's inability or failure to perform (as determined by the Board of Directors in good faith) Executive's duties pursuant to this Agreement due to Executive's ill health, physical or mental disability, or any other reason beyond Executive's control, and notwithstanding reasonable accommodations made by Employer for a period of thirty (30) consecutive days or, for an aggregate of sixty (60) days in any twelve (12) month period.

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SECTION 1.8 "EFFECTIVE DATE" -- the date specified in the preamble of the
Agreement.

SECTION 1.9 "EMPLOYEE INVENTIONS" -- all discoveries, inventions, improvements, designs, innovations and works of authorship, including all data and records pertaining thereto, which relate to the business of Employer, whether or not capable of being patented, copyrighted or reduced to writing, that Employee may discover, invent or originate during the term of his employment pursuant to this Agreement, and for a period of six (6) months following the termination of this Agreement, either alone or with other persons and whether or not during working hours or by the use of the facilities of Employer.

SECTION 1.10 "FISCAL YEAR" -- Employer's fiscal year, as it exists on the Effective Date or as changed from time to time.

SECTION 1.11"PERSON" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

SECTION 1.12 "POST-AGREEMENT PERIOD"-- the period beginning on the date of termination of Executive's employment with Employer, plus six (6) months.
SECTION 1.13 "SALARY" -- gross cash compensation paid in equal periodic installments to Executive by Employer in the amount of One Hundred Twenty Thousand Dollars ($120,000) per annum.

                                  ARTICLE II.
                                  -----------

                           EMPLOYMENT TERMS AND DUTIES

SECTION 2.1 EMPLOYMENT. Employer hereby employs Executive, and Executive hereby accepts employment by Employer, upon the terms and subject to the conditions set forth in this Agreement.



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SECTION 2.2 TERM. Subject to the provisions of Article VI, the term of
Executive's employment pursuant to this Agreement will be five (5) years, beginning on the Effective Date and ending on a date exactly five (5) years after the Effective Date ("the First Term"). The term of this Agreement is automatically renewable for succeeding periods of five (5) years each unless either party gives notice to the other party of the noticing party's intention not to renew the term of this Agreement. Notice must be received at least thirty
(30) days prior to the expiration of the First Term and at least sixty (60) days prior to the expiration of any subsequent term. For purposes of this Agreement, the word "Term" will include the First Term and any renewal terms.

SECTION 2.3 POSITION AND DUTIES. Executive will initially serve as Chief Executive Officer of the Company and shall be assigned or delegated duties by the Board of Directors. Executive shall have those duties and authority customarily commensurate with one employed in Executive's position. Executive shall perform, to the best of Executive's ability, all duties incident to Executive's position with the highest degree of good faith and loyalty. Executive shall use Executive's best efforts to promote the interests of the Company.

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SECTION 2.4 OBLIGATION TO THE COMPANY. Executive represents and warrants to
Employer that Executive, is under no obligations or commitments, contractual or otherwise, which is inconsistent with Executives obligations under this Agreement. During the term of Executive's employment, Executive will comply fully with the Company's policies and rules in effect. During the Term of this Agreement, Executive will not engage in any competitive business activity without the express written consent of the Board. Executive will:

(i) devote his entire business time, attention, skill, and energy exclusively to the business of Employer;
(ii) use his best efforts to promote the success of Employer's business; and
(iii) cooperate fully with the Board of Directors in the advancement of the best interests of Employer. Executive will fulfill his duties as a member of Employer's Board of Directors without additional compensation.

                                  ARTICLE III.
                                  ------------

                            COMPENSATION AND BENEFITS

Section 3.1 Basic Compensation. During the Term, Executive's basic compensation will consist of the following salary and benefits:

(a) BASE SALARY. Employer shall pay Executive as compensation for Executive's services a base salary in the sum of One Hundred Twenty Thousand Dollars ($120,000) annually ("Base Salary"), less applicable deductions and withholdings. Executive will receive equal periodic installments according to Employer's customary payroll practices,

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but not less frequently than semi-monthly. Any earned but unpaid salary will accrue interest at ten percent (10%) per annum until paid.

(b) BENEFITS. During the Term, Executive is eligible to participate in all Company employee benefit plans applicable to other senior executives of the Company of similar rank and status, according to the terms of such plans, as such plans and terms exist from time to time. Benefits include, but are not limited to, group health insurance, 401(K), and equity incentive plans (collectively, "Core Benefits").

SECTION 3.2 BONUS. In addition to the Salary and the Core Benefits, Executive is entitled to receive from Employer a cash bonus in an amount equal to one percent (1%) of Employer's "gross income" for each of Employer's complete fiscal quarters during the Term. For purposes of this Section 3.2, the term "gross income" is defined as and shall mean all gross income from the operations of Employer (other than capital gains). "Gross income" shall be determined in accordance with generally accepted accounting principles utilized by the certified public accountant(s) regularly employed by Employer, and the determination of gross income by such accountant(s) shall obligate and be conclusive on Employer and Executive. Payment of the bonus shall be made no later than forty-five (45) days after the end of Employer's fiscal quarter for which such bonus is due and payable.

--------------------------------------------------------------------------------
SECTION 3.3 HEALTH CARE BENEFITS. Employer shall, as part of Executive's Core Benefit package, include Executive in the hospital, surgical, medical and dental benefit plan maintained by Employer.

SECTION 3.4 ILLNESS. During the Term,
Executive shall be entitled to participate in Employer's sick leave policies.

SECTION 3.5 OTHER BENEFITS. In addition to those benefits available to other senior executives of similar rank and status, Executive shall receive all other benefits of employment available generally to other employees of Employer.

                                  ARTICLE IV.
                                  -----------

                             FACILITIES AND EXPENSES

SECTION 4.1 OFFICE AND STAFF. Employer will furnish Executive office facilities, equipment, supplies, and such other facilities and personnel, as Employer deems necessary or appropriate for the performance of Executive's duties pursuant to this Agreement.

SECTION 4.2 REIMBURSEMENT OF BUSINESS EXPENSES. During the Term,
Executive is authorized to incur necessary and reasonable travel and other business expenses in connection with Executives duties. Employer will pay on behalf of Executive (or reimburse the Executive for) reasonable business expenses incurred by Executive at the request of, or on behalf of, Employer in

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the performance of the Executive's duties pursuant to this Agreement, and in accordance with Employer's employment policies. Business and travel expenses incurred must be consistent with policies and procedures established by the Company. Executive will be reimbursed for such expenses according to Company policies and procedures upon presentation of an itemized account and appropriate supporting documentation.

                                   ARTICLE V.
                                   ----------

                             VACATIONS AND HOLIDAYS

SECTION 5.1 ANNUAL VACATION. Executive will be entitled to participate in Employer's vacation and holiday policies.

SECTION 5.2 PAID HOLIDAYS. Per Employer's policies, Executive will also be entitled to paid holidays.

                                  ARTICLE VI.
                                  -----------

                                  TERMINATION

SECTION 6.1 (A) DISABILITY. Employer may terminate this Agreement for Disability. Executive hereby consents to examination by a physician designated by Employer, and Executive hereby waives any physician-patient privilege resulting from any such examination, under the following conditions:

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(i) Employer must provide Executive with at least sixty (60) days prior written notice of its intent to have Executive examined.

(ii) Employer must pay any and all expenses and costs related to such examination, including, but not limited to, Executive's travel expenses.

(iii) Executive shall have the right to arrange for a second opinion examination if he disagrees with Employer's physician's diagnosis. If the second opinion materially contradicts the initial diagnosis, Employer and Executive shall mutually agree on a third physician whose diagnosis shall be binding on the parties. If Employer and Executive cannot mutually agree on a physician, one shall be chosen by the first two physicians.

(iv) If Executive shall disagree with Employer's decision to order an examination, Executive shall have the right to prevent such examination until and unless a mutual third party mediator, mutually agreed upon by Executive and Employer, recommends such an examination.

(b) CAUSE. Employer may terminate Executive's employment for Cause. Termination of Executive for Cause requires either an action of at least a majority of the

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Company's Board of Directors at a meeting duly called and held upon at least thirty (30) business days written notice to the Executive of the particulars of the act or omission alleged to constitute cause, or an action of at least two-thirds (2/3) of the Company's shareholders entitled to vote at a meeting duly called and held upon at least thirty (30) business days written notice to the Executive of the particulars of the act or omission alleged to constitute cause. Executive may not be terminated for Cause if Executive cures such matter within twenty (20) days after such notice is sent or given pursuant to this Agreement. Executive is permitted to respond and defend himself before the Board or any appropriate committee thereof within a reasonable time after written notification of any proposed termination for Cause which involves an allegation of gross incompetence, willful gross misconduct, insubordination, or a material breach of any provision of this Agreement.

(c) SEVERANCE. If Executive is terminated for Cause, Executive will receive on the Date of Termination, as compensation, the following:

(i) The Base Salary provided for in Section 3.1(a) as then in effect, due and accrued through the Date of Termination;

(ii) On the Date of Termination,
Employer shall repurchase all shares, series and classes of Employer's stock then held by Executive at the greater of either: (a) the prevailing market rate; or (b) five dollars ($5.00) per share
(iii) Employer shall pay Executive all vacation pay accrued and unpaid through the Date of Termination for the year in which such termination occurred; and
(iv) Executive shall also receive reimbursement for any attorney's fees related to the Termination.

If Executive is terminated with or without cause, Executive will receive the Base Salary provided for in Section 3.1(a) which is due but unpaid as of the Date of Termination and shall be entitled to receive the Base Salary for an additional thirty-six months (36) following the Date of Termination. Executive will also receive (ii), (iii) and (iv) directly above.

P

(d) WITHOUT GOOD REASON. During the Term, Executive may terminate his employment Without Good Reason. Termination "Without Good Reason" shall mean termination of the Executive's employment by the Executive other than termination for Employer breach or resulting from the death of Executive.

(e) EXPLANATION OF TERMINATION OF EMPLOYMENT. Any party terminating this Agreement shall give prompt written notice ("Notice of Termination") to the other party hereto advising such other party of the termination of this Agreement. Within ten (10) days after notification that this Agreement has been terminated, the terminating party shall deliver to the other party hereto a

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written explanation, which shall specify in reasonable detail the basis for such termination and shall indicate whether termination is being made for Cause, Without Cause or for Disability (if Employer has terminated the Agreement) or for Employer Breach or Without Good Reason (if Executive has terminated the Agreement).

(f) GOLDEN PARACHUTE. Executive may elect to terminate his employment in the event that:

(i) five percent (5%) or more of Employer's then issued and outstanding common stock or five percent (5%) or more of any class of Employer's then issued and outstanding preferred stock is acquired by any person or entity, or persons or entities acting in concert as determined by Executive in his sole and absolute discretion;

(ii) Employer loses its ability to exercise a controlling influence over Employer's operations;

(iii) a hostile election of a majority of Employer's Board occurs; or

(iv) Employer is merged, sold or dissolved.

Such events shall be known as a "Change-In-Control". If Executive elects to be retained, Executive will maintain that capacity and function occupied by Executive at the time of such Change-In-Control. If Executive elects to terminate his employment at such time, and under such conditions, Executive shall be entitled to those severance arrangements as would be applicable under
Section 6.1(c). In addition to those severance arrangements applicable under
Section 6.1(c), Executive shall further receive a parachute payment consisting of a one-time, lump sum payment totaling 2.99 times the average of Executives Base Salary (even if such Base Salary was unpaid) over the past five taxable years prior to the Change-In-Control ("Parachute Payment"). If the Executive has not been employed with Employer for five taxable years, the calculation shall be for the shorter period, with any partial taxable year annualized, excluding one-time payments, such as relocation expenses. Executive's Parachute Payment will be adjusted accordingly to avoid tax penalties imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code, as amended. Executive shall also be reimbursed for 150% of any golden parachute excise taxes. Executive shall also receive reimbursement for any attorney's fees and other expenses incurred to collect severance benefits and payments under this section because of a Change-In-Control. All payments provided for in this Section 6.1(f) are due on the date of Change-In-Control.

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SECTION 6.2 COMPENSATION DURING DISABILITY OR UPON TERMINATION.

(a) DURING DISABILITY. During any period that Executive fails to perform his duties pursuant to this Agreement because of ill health, physical or mental disability, or any other reason beyond Executive's control, Executive is entitled to receive the sick pay specified by the provisions of Section 3.4 of this Agreement.

(b) TERMINATION FOR DISABILITY. If Employer shall terminate Executive's employment for Disability, Employer's obligation to pay Basic Compensation shall terminate, except that Employer shall pay Executive:

(i) accrued but unpaid Basic Compensation through the Date of Termination, including any interest accrued thereon; and

(ii) the benefits set forth in Section 3.1 (b) for a period not to exceed ninety
(90) days.

SECTION 6.3 DEATH OF EXECUTIVE. If Executive dies prior to the expiration of the Term, Executive's employment and other obligations pursuant to this Agreement shall automatically terminate and all compensation, to which Executive is or would have been entitled pursuant to (including, without limitation, under Section 3.1), shall terminate as of the date in which Executive's death occurs.

                                  ARTICLE VII.

                  NON-DISCLOSURE COVENANT; EMPLOYEE INVENTIONS

SECTION 7.1 ACKNOWLEDGMENTS BY THE EXECUTIVE. Executive acknowledges that (a) during the Term and as a part of his employment, Executive will have access to Confidential Information; (b) public disclosure of such Confidential Information could have an adverse effect on Employer and its business; (c) because Executive possesses substantial technical expertise and skill with respect to Employer's business, Employer desires to obtain exclusive ownership of each Employee Invention, and Employer will be at a substantial competitive disadvantage if Employer fails to acquire exclusive ownership of each Employee Invention; and
(d) the provisions of this Article VII are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide Employer with exclusive ownership of all Employee Inventions.

SECTION 7.2 AGREEMENTS OF THE EXECUTIVE. In consideration of the compensation and benefits to be paid or provided to Executive by Employer pursuant to this Agreement, Executive covenants as follows:

(a) CONFIDENTIALITY.

(i) During and following the Term, Executive will hold in confidence the Confidential Information and will not disclose the Confidential Information, or any portion thereof, to any Person, except with the specific prior written consent of Employer or except as otherwise expressly permitted by the terms of this Agreement.

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(ii) Any trade secrets of Employer or its affiliates will be entitled to all of the protections and benefits pursuant to applicable law. If any information that Employer or its affiliates deems to be a trade secret is determined by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement.

--------------------------------------------------------------------------------
(iii) None of the foregoing obligations and restrictions applies to any part of the Confidential Information that Executive demonstrates was or became generally available to the public other than as a result of a direct or indirect disclosure by Executive.

(iv) The Executive will not remove from Employer's or Employer's affiliates' premises (except to the extent such removal is for purposes of the performance of the Executive's duties at home or while traveling, or except as otherwise specifically authorized by Employer) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). Executive agrees that, as between Employer and Executive, all of the Proprietary Items, whether or not developed by Executive, are the exclusive property of Employer. Upon termination of this Agreement by either party, or upon the request of Employer during the Term, Executive will return to Employer all of the Proprietary Items in Executive's possession or subject to Executive's control, and Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

(b) Employee Inventions. Each Employee Invention will belong exclusively to Employer. Executive covenants that Executive will promptly:

(i) disclose to Employer in writing any Employee Invention;

(ii) assign to Employer or to a party designated by Employer, at Employer's request and without additional compensation, all of Executive's right to the Employee Invention for the United States and all foreign jurisdictions;

(iii) execute and deliver to Employer such applications, assignments, and other documents as Employer may request in order to apply for and obtain patents or other registrations with respect to any Employee Invention in the United States and any foreign jurisdictions;

(iv) sign all other papers necessary to carry out the above obligations; and

(v) give testimony and render any other assistance in support of Employer's rights to any Employee Invention.

SECTION 7.3 DISPUTES OR CONTROVERSIES.

Executive acknowledges that in the event that a dispute or controversy resulting from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by Employer, Executive, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.



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                                 ARTICLE VIII.

                      NON-COMPETITION AND NON-INTERFERENCE

SECTION 8.1 ACKNOWLEDGMENTS BY EXECUTIVE. Executive acknowledges that
(a) the services to be performed by him pursuant to this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (b) Employer's business conducted nationally and Employer's services and products are marketed throughout the United States; (c) Employer competes with other businesses that are or could be located in any part of the United States; and
(d) the provisions of this Article VIII are reasonable and necessary to protect Employer's business.

SECTION 8.2 COVENANTS OF EXECUTIVE. To the extent permissible pursuant to California Business and Professions Code section 16600, and in consideration of the acknowledgments by Executive, and the compensation and benefits to be provided to Executive by Employer, Executive makes the following covenants.

(a) COVENANTS NOT TO COMPETE. Pursuant to this Agreement, and during the Term and Post-Agreement Period, Executive shall not engage, invest, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of any business whose products, services or activities compete in whole or in part with the products, services or activities of Employer or any affiliate of Employer anywhere in the United States ("Competitor").

(i) During the Term and Post-Agreement Period, Executive will not be employed by, associated, or in any manner connected with, a Competitor. Executive may purchase or otherwise acquire up to three percent (3%) of any class of securities of any issuer if such securities are listed on any national or regional securities exchange or have been registered pursuant to Section 12(g) of the Securities Exchange Act of 1934. Executive may not, however, participate in the activities of such issuer.

(ii) During the Term and Post-Agreement Period, Executive may not, for Executive's own account or for the account of any other Person, solicit business of the same or similar type as Employer from any Person known by Executive to be a customer of Employer, whether or not Executive had personal contact with such Person during and by reason of Executive's employment with Employer.




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(iii) During the Term and Post-Agreement Period, Executive may not, for
Executive's account or the account of any other Person, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any Person who is or was an employee of Employer at any time during the Term or in any manner induce or attempt to induce any employee of Employer to terminate his or her employment relationship with Employer, nor may Executive interfere with Employer's relationship with any Person, who at any time during the Term was an employee, contractor, supplier, or customer of Employer.

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(iv) During the Term and Post-Agreement Period, Executive many not, disparage
Employer or any of Employer's shareholders, directors, officers, employees, or agents.

(b) DIVISIBILITY OF COVENANTS. If any covenant in this Section 8.2 is determined by a court of competent jurisdiction to be unreasonable, arbitrary, or against public policy, such covenant will be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against Executive.

(c) TIME APPLICABLE TO COVENANTS. The period of time applicable to any covenant in Section 8.2 is extended by the duration of any violation by Executive of such covenant.

(d) NOTICE OF SUBSEQUENT EMPLOYMENT. While the covenant, pursuant to this
Section 8.2, is in effect, Executive will give notice of the identity of Executive's subsequent employer to Company within ten (10) days after accepting any other employment. Company may notify such employer that Executive is obligated by this Agreement and, at Employer's election, furnish such employer with a copy of this Agreement or relevant portions thereof.


                                  ARTICLE IX.
                                  -----------

                               GENERAL PROVISIONS

SECTION 9.1 INJUNCTIVE RELIEF AND ADDITIONAL REMEDY. Executive acknowledges that the damage that would be suffered by Employer as a result of a breach of the provisions of this Agreement (including any provision of Articles VII and VIII) would be irreparable and that an award of monetary damages to Employer for such a breach would be an inadequate remedy. Consequently, Employer will have the right, in addition to any other rights Employer may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and Employer will not be obligated to post bond or other security in seeking such relief.



                                      E-52
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SECTION 9.2 COVENANTS OF ARTICLES VII AND VIII ARE ESSENTIAL AND INDEPENDENT
COVENANTS. The covenants by Executive in Articles VII and VIII are essential provisions of this Agreement, and without Executive's agreement to comply with such covenants, Employer would not have entered into this Agreement or employed or continued the employment of Executive. Employer and Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by Employer.

Executive'scovenants in Articles VII and VIII are independent covenants and the existence of any claim by Executive against Employer or any of its affiliates under this Agreement or otherwise will not excuse Executive's breach of any covenant in Articles VII or VIII.

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If Executive's employment pursuant to this Agreement expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of Executive in Articles VII and VIII.

SECTION 9.3 OFFSET. Employer will be entitled to offset against any and all amounts owing to Executive pursuant to this Agreement the amount of any and all claims that Employer may have against Executive.

SECTION 9.4 REPRESENTATIONS AND WARRANTIES BY THE EXECUTIVE. Executive represents and warrants to Employer that the execution and delivery by Executive of this Agreement do not, and the performance by Executive of Executive's obligations pursuant to this Agreement will not, with or without the giving of notice or the passage of time, or both (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which Executive is a party or by which Executive is or may be obligated.

SECTION 9.5 OBLIGATIONS CONTINGENT ON PERFORMANCE. The obligations of Employer pursuant to this Agreement, including Employer's obligation to pay the compensation provided for in this Agreement, are contingent upon Executive's performance of Executive's obligations pursuant to this Agreement.

SECTION 9.6 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege pursuant to this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right resulting from this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable, except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take additional action without notice or demand as provided in this Agreement.



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SECTION 9.7 BINDING EFFECT; DELEGATION OF DUTIES PROHIBITED.
This Agreement shall inure to the benefit of, and shall obligate, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of Executive pursuant to this Agreement are personal and may not be delegated.

SECTION 9.8 NOTICES. All notices, requests, demands or other communications pursuant to this Agreement is in writing or by telex or facsimile transmission and is deemed to have been duly given (i) on the date of service if delivered in person or by telex or facsimile machine transmission (with the telex or facsimile confirmation of transmission receipt acting as confirmation of service when sent and provide telexed or telecopied notices are also mailed by first class, certified or registered mail, postage prepaid); or (ii) seventy-two (72) hours after mailing by first class, registered or certified mail, postage prepaid, and properly addressed as follows:

--------------------------------------------------------------------------------


If to Executive:                  James K. Cooper
                                  18271 West McDurmott, Suite F
                                  Irvine, California 92612
                                  Telephone:        800.689.8004
                                  Facsimile:        949.251.0051

If to Employer:                   Ultimate Security Systems Corporation
                                  18271 West McDurmott, Suite F
                                  Irvine, California 92612
                                  Telephone:        800.689.8004
                                  Facsimile:        949.251.0051

With a copy to:                   MC LAW GROUP

4100 Newport Place, Suite 830 Newport Beach, California 92660 Telephone:
949.250.8655 Facsimile: 949.250.8656

or at such other address as the party affected may designate in a written notice to such other party in compliance with this section.

SECTION 9.9 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, constitutes the entire agreement among the parties with respect to the (i) employment relationship by and among Employer and Executive, and (ii) the terms and conditions of all other relationships by and among Employer, in any capacity, and Executive, in any capacity and supersede all prior agreements and understandings, oral or written, among the parties hereto with respect thereto. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.



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SECTION 9.10 GOVERNING LAW. This Agreement will be governed by the laws of the
State of California, without regard to conflicts of laws principles.

SECTION 9.11 JURISDICTION. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement is brought against either of the parties in the courts of the State of California, County of Orange, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

SECTION 9.12 SECTION AND ARTICLE HEADINGS, CONSTRUCTION. The headings of sections and articles in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "section" or "sections" and "article" or "articles" refer to the corresponding section or sections and article or articles of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

--------------------------------------------------------------------------------
SECTION 9.13 SEVERABILITY. If any provision of this Agreement, other than those relating to Section 9.2, is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement determined to be invalid or unenforceable only in part will remain in full force and effect to the extent not determined to be invalid or unenforceable.

SECTION 9.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

SECTION 9.15 INDEMNIFICATION FOR NEGLIGENCE OR MISCONDUCT.

A. Employer shall save Executive harmless from and against and shall indemnify Executive for any liability, loss, costs, expenses or damages howsoever caused by reason of any injury (whether to body, property, or personal or business character or reputation) sustained by any person or to any person or to property by reason of any act, neglect, default or omission of Employer, and Employer shall pay any and all amounts to be paid or discharged in case of an action for any such damages or injuries. No provision of this section is intended to, nor shall any provision of this section, relieve Executive from that Executive's own act, omission or negligence.



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B. Executive shall save Employer harmless from and against and shall indemnify
Employer for any liability, loss, costs, expenses or damages howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or to property by reason of any act, neglect, default or omission of Executive, and Executive shall pay any and all amounts to be paid or discharged in case of an action for any such damages or injuries. No provision of this section is intended to, nor shall any provision of this section, relieve Employer from Employer's own act, omission or negligence.

IN WITNESS WHEREOF the parties have executed this Agreement of Employment in duplicate and in multiple counterparts, each of which shall have the force and effect of an original, effective as of the date specified in the preamble of this Agreement.



"EMPLOYER"                                       "EXECUTIVE"

Ultimate Security Systems Corporation
a Nevada corporation

By:
         ---------------------------------       -------------------------------
         James K. Cooper                         James K. Cooper
Its:     Chief Executive Officer

-------------------------------------------------------------------------------



ADDENDUM TO EMPLOYMENT
CONTRACT FOR JAMES K. COOPER, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Ultimate Security Systems Corporation, a Nevada corporation ("Employer"), located at 18271 West McDurmott, Suite F, Irvine, CA 92612, and James K. Cooper ("Executive"), in consideration of the mutual promises made herein, and in the Employment Agreement with an effective date of October 20, 2001, between the parties (hereinafter the "Employment Agreement"), hereby agree to amend the following sections of the Employment Agreement (amendments are underlined and any sections of the Employment Agreement not specifically listed below remain as written in the Employment Agreement):



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                                   ARTICLE I.
                                   DEFINITIONS

SECTION 1.1 "BASE SALARY" -- One Hundred Seventy Thousand Dollars ($170,000) per annum less applicable deductions and withholdings.

SECTION 1.13 "SALARY" -- gross cash compensation paid in equal periodic installments to Executive by Employer in the amount of One Hundred Seventy Thousand Dollars ($170,000) per annum.

                                   ARTICLE II.
                           EMPLOYMENT TERMS AND DUTIES

SECTION 2.2 TERM. Subject to the provisions of Article VI, the term of Executive's employment pursuant to this Agreement will be five (5) years, beginning on the Effective Date and ending on a date exactly five (5) years after the Effective Date ("the First Term"). The term of this Agreement is automatically renewable for succeeding periods of five (5) years each unless either party gives notice to the other party of the noticing party's intention not to renew the term of this Agreement. Notice must be received at least thirty
(30) days prior to the expiration of the First Term and at least sixty (60) days prior to the expiration of any subsequent term. The term of this Agreement shall be automatically renewed for an additional five (5) years upon the Company's stock becoming eligible for quotation on an electronic quotation medium such as the Over-the-Counter Bulletin Board or is listed on a national exchange, including the NASDAQ SmallCap. For purposes of this Agreement, the word "Term" will include the First Term and any renewal terms.


                                        1
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                                  ARTICLE III.
                            COMPENSATION AND BENEFITS

SECTION 3.1 BASIC COMPENSATION. During the Term, Executive's basic compensation will consist of the following salary and benefits:

(a) BASE SALARY. Employer shall pay Executive as compensation for Executive's services a base salary in the sum of One Hundred Seventy Thousand Dollars ($170,000) annually ("Base Salary"), less applicable deductions and withholdings. Executive will receive equal periodic installments according to Employer's customary payroll practices, but not less frequently than semi-monthly. Any earned but unpaid salary will accrue interest at seventeen percent (17%) per annum until paid.



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SECTION 3.2 BONUS. In addition to the Salary and the Core Benefits, Executive is entitled to receive from Employer a cash bonus in an amount equal to one percent (1%) of Employer's "gross income" for each of Employer's complete fiscal quarters during the Term. For purposes of this Section 3.2, the term "gross income" is defined as and shall mean all gross income from the operations of Employer (other than capital gains). "Gross income" shall be determined in accordance with generally accepted accounting principles utilized by the certified public accountant(s) regularly employed by Employer, and the determination of gross income by such accountant(s) shall obligate and be conclusive on Employer and Executive. Payment of the bonus shall be made no later than forty-five (45) days after the end of Employer's fiscal quarter for which such bonus is due and payable. In addition, if the Company's stock is eligible for quotation on an electronic quotation service or is listed on national exchange and the Market Price of the Company's stock increases 200% or more during any twelve (12) month period (the "Stock Increase Period"), Executive shall be entitled to receive options to purchase Company common stock equal to 5% of the Company's authorized common stock at a price that is discounted 35% from the prevailing Market Price. For purposes of this Section 3.2, "Market Price" shall be determined by taking the average of the bid and ask price within five (5) days of the date the price is determined. For purposes of determining whether Executive is entitled to receive the options described herein, Employer shall determine the Market Price at the beginning of the Stock Increase Period and compare that to the Market Price at the end of the Stock Increase Period.

SECTION 3.3 HEALTH CARE BENEFITS. Employer shall, as part of Executive's Core Benefit package, include Executive and co-dependents in the hospital, surgical, medical and dental benefit plan maintained by Employer.

                                   ARTICLE V.
                             VACATIONS AND HOLIDAYS

SECTION 5.1 ANNUAL VACATION. Executive will be entitled to six (6) weeks paid vacation per year which, if not used, shall carry over to the succeeding year.

                                        2
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                                   ARTICLE VI.
                                   TERMINATION
SECTION 6.1 (A) DISABILITY. Employer may terminate this Agreement for Disability. Executive hereby consents to examination by a physician designated by Employer, and Executive hereby waives any physician-patient privilege resulting from any such examination, under the following conditions:

(i) Employer must provide Executive with at least sixty (60) days prior written notice of its intent to have Executive examined.
(ii) Employer must pay any and all expenses and costs related to such examination, including, but not limited to, Executive's travel expenses.
(iii) Executive shall have the right to arrange for a second opinion examination if he disagrees with Employer's physician's diagnosis. If the second opinion materially contradicts the initial diagnosis, Employer and Executive shall mutually agree on a third physician whose diagnosis shall be binding on the parties. If Employer and Executive cannot mutually agree on a physician, one shall be chosen by the first two physicians.
(iv) If Executive shall disagree with Employer's decision to order an examination, Executive shall have the right to prevent such examination until and unless a mutual third party mediator, mutually agreed upon by Executive and Employer, recommends such an examination.



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(B) CAUSE. Employer may terminate Executive's employment for Cause. Termination of Executive for Cause requires either an action of at least a majority of the Company's Board of Directors at a meeting duly called and held upon at least thirty (30) business days written notice to the Executive of the particulars of the act or omission alleged to constitute cause, or an action of at least two-thirds (2/3) of the Company's shareholders entitled to vote at a meeting duly called and held upon at least thirty (30) business days written notice to the Executive of the particulars of the act or omission alleged to constitute cause. Executive may not be terminated for Cause if Executive cures such matter within twenty (20) days after such notice is sent or given pursuant to this Agreement. Executive is permitted to respond and defend himself before the Board or any appropriate committee thereof within a reasonable time after written notification of any proposed termination for Cause which involves an allegation of gross incompetence, willful gross misconduct, insubordination, or a material breach of any provision of this Agreement.

                                        3
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(C) SEVERANCE. If Executive is terminated for Cause, Executive will receive on the Date of Termination, as compensation, the following:

(i) The Base Salary provided for in Section 3.1(a) as then in effect, due and accrued through the Date of Termination;
(ii) On the Date of Termination, Employer shall repurchase all shares, series and classes of Employer's stock then held by Executive at the greater of either:
(a) 150% of the prevailing market rate; or (b) a minimum of five dollars ($5.00) per share
(iii) Employer shall pay Executive all vacation pay accrued and unpaid through the Date of Termination for the year in which such termination occurred; and
(iv) Executive shall also receive reimbursement for any attorney's fees related to the Termination.

If Executive is terminated with or without cause, Executive will receive the Base Salary provided for in Section 3.1(a) which is due but unpaid as of the Date of Termination and shall be entitled to receive the Base Salary for an additional thirty-six months (36) following the Date of Termination. Executive will also receive (ii), (iii) and (iv) directly above.



                                      E-59
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(F) GOLDEN PARACHUTE. Executive may elect to terminate his employment in the event that:
(i) seven percent (7%) or more of Employer's then issued and outstanding common stock or seven percent (7%) or more of any class of Employer's then issued and outstanding preferred stock is acquired by any person or entity, or persons or entities acting in concert as determined by Executive in his sole and absolute discretion;
(ii) Employer loses its ability to exercise a controlling influence over Employer's operations;
(iii) a hostile election of a majority of Employer's Board occurs; or
(iv) Employer is merged, sold or dissolved.

Such events shall be known as a "Change-In-Control". If Executive elects to be retained, Executive will maintain that capacity and function occupied by Executive at the time of such Change-In-Control. If Executive elects to terminate his employment at such time, and under such conditions, Executive shall be entitled to those severance arrangements as would be applicable under
Section 6.1(c). In addition to those severance arrangements applicable under
Section 6.1(c), Executive shall further receive a parachute payment consisting of a one-time, lump sum payment totaling 2.99 times the average of Executives Base Salary (even if such Base Salary was unpaid) over the past five taxable years prior to the Change-In-Control ("Parachute Payment"). If the Executive has not been employed with Employer for five taxable years, the calculation shall be for the shorter period, with any partial taxable year annualized, excluding one-time payments, such as relocation expenses. Executive's Parachute Payment will be adjusted accordingly to avoid tax penalties imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code, as amended. Executive shall also be reimbursed for 150% of any golden parachute excise taxes. Executive shall also receive reimbursement for any attorney's fees and other expenses incurred to collect severance benefits and payments under this section because of a Change-In-Control. All payments provided for in this Section 6.1(f) are due on the date of Change-In-Control.

Executed on May __, 2003, at Irvine, California.

EMPLOYER

ULTIMATE SECURITY SYSTEMS
CORPORATION

By:
            ---------------------------
            Jay Bitner

Its:        Director



EXECUTIVE

By:
            ----------------------------
            James Cooper
--------------------------------------------------------------------------------



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